Exhibit 10.1
JOINT SERVICES AGREEMENT
     THIS JOINT SERVICES AGREEMENT (“Agreement”) is made on this 29 day of July, 2011 (the “Effective Date”), by and between UCI INTERNATIONAL, INC., a Delaware corporation (“UCI”), in its personal capacity and on behalf of each of UCI’s affiliates set forth on Exhibit A (each a “UCI Affiliate”), AUTOPARTS HOLDINGS LIMITED, a New Zealand corporation (“AH”) in its personal capacity and on behalf of each of AH’s affiliates set forth on Exhibit A attached to and made part of this Agreement and as amended by the parties in writing from time to time (each an “AH Affiliate” and together with the UCI Affiliates, the “Affiliates”).
RECITALS
     WHEREAS, UCI, AH and the Affiliates are under common control;
     WHEREAS, UCI is a distributor of a broad range of filtration products, fuel and cooling systems products and vehicle electronics for the automotive, trucking, marine, mining, construction, agricultural and industrial markets;
     WHEREAS, AH is a holding company;
     WHEREAS, AH and the AH Affiliates desire to purchase from UCI certain administrative services as specified herein and UCI desires to provide to AH and the AH Affiliates such services; and
     WHEREAS, UCI and the UCI Affiliates desire to purchase from AH certain administrative services as specified herein and AH desires to provide to UCI and the UCI Affiliates such services.
     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. SERVICES
     1.1 Engagement.
          (a) AH and each of the AH Affiliates hereby engage UCI to provide, directly or indirectly through the UCI Affiliates, certain administrative, including legal, finance, human resources, procurement, IT, accounting and managerial, services, and the use of certain UCI facilities, described on Exhibit B attached to and made a part of this Agreement and as amended by the parties in writing from time to time (collectively, the “UCI Services”), and UCI accepts such engagement in accordance with the terms and conditions of this Agreement.
          (b) UCI and each of the UCI Affiliates hereby engage AH to provide, directly or indirectly through the AH Affiliates, certain administrative, including legal, finance, human resources, procurement, IT, accounting and managerial, services, and the use of certain AH facilities, described on Exhibit C attached to and made a part of this Agreement and as amended by the parties in writing from time to time (collectively, the “AH Services” and together with the UCI Services, the “Services”), and AH accepts such engagement in accordance with the terms and conditions of this Agreement.
     1.2 UCI Services. UCI will provide or arrange for the following services for AH and each of the AH Affiliates.
          (a) UCI Legal Services. UCI will provide to the AH and the AH Affiliates the legal services described on Exhibit B attached to and made a part of this Agreement (the “UCI Legal Services”).
          (1) AH and each of the AH Affiliates hereby confirm, individually and not jointly, their individual requests that UCI’s legal team, consisting of UCI’s own attorneys and attorneys that may be retained by UCI (“UCI Legal Team”), provide UCI Legal Services to AH and/or the AH Affiliates.

          (2) AH and each of the AH Affiliates understand and acknowledge that the representation of the AH and the AH Affiliates by the UCI Legal Team may result in an actual or potential conflict of interest. AH and each of the AH Affiliates hereby unequivocally waive any such conflict and agree and consent to the UCI Legal Team providing UCI Legal Services to AH and/or the AH Affiliates as more fully set forth in Exhibit B.
          (b) UCI Financial, Accounting and Other Services. UCI will provide to AH and the AH Affiliates the financial, accounting, administrative, human resources, procurement, IT, accounting and managerial services set forth on Exhibit B (collectively, the “UCI Other Services”).
          (c) UCI Shared Facilities. UCI will provide to AH and/or the AH Affiliates the use of space in UCI facilities as set forth on Exhibit B, along with the property services (including without limitation, property maintenance, heating, air conditioning, utilities and insurance (collectively, the “UCI Shared Facilities”); provided that AH shall at all times comply with the health and safety policies of UCI or the UCI Affiliate providing UCI Shared Facilities.
          (d) Additional Services. AH and/or the AH Affiliates may request an additional service by providing UCI with reasonable written notice. The parties shall negotiate in good faith for the provision of such additional service. If the parties reach agreement regarding the terms on which such service will be provided, Exhibit B shall be amended by adding such additional service.
          (e) Termination of Services. AH and/or the AH Affiliates may discontinue a particular Service, or part of a Service, by giving UCI reasonable written notice. AH and/or the AH Affiliates will not be obliged to pay any further costs or expenses in respect of any such discontinued Service or part of a Service.
          (f) Change in the Scope of Services. The occurrence of (i) any event or transaction which significantly increases or decreases the size and/or nature of the operations of AH or any of the AH Affiliates in a manner that affects the scope, manner, nature or quantity of the UCI Services or (ii) any change in any local, state or federal laws, rules or regulations that affects the scope, manner, nature or quantity of the UCI Services shall be considered a change in the scope of services, and UCI and AH shall promptly meet to negotiate and execute an equitable adjustment to the terms of this Agreement. Until the adjustment of terms in connection with such change is agreed upon by the parties in writing, UCI has no obligation to provide any UCI Services beyond the scope of services that was in effect under this Agreement prior to any change of the type described in either clause 1.2(a) or 1.2(b) of this Section 1.2.
          (g) UCI Personnel. UCI shall provide the personnel required and appropriate to render the UCI Services in accordance with the provisions of this Agreement. All personnel provided by UCI pursuant to this Agreement shall be UCI’s employees, contractors or agents, and in no event shall such personnel be deemed employees or agents of AH or the AH Affiliates. UCI may provide UCI Services using UCI’s permanent employees, contract employees or vendor employees as UCI shall deem appropriate for the UCI Services being performed. UCI shall provide all employee benefits and compensation to its employees, and AH and the AH Affiliates shall bear no costs or expenses for said employees except for the fees and payments set forth in this Agreement.
          (h) Standard of Care. UCI shall perform, or cause to be performed, the UCI Services with the degree of care, skill and diligence with which it performs, or causes to be performed, such services for itself or otherwise with reasonable skill and care, and in all events in compliance with applicable law.
          (i) Affiliate Obligations. AH and each of the AH Affiliates agree to, and to cause its employees to, provide UCI and its representatives with all materials, data and information and all other support and cooperation as are reasonably required for UCI to fulfill its obligations hereunder.
     1.3 AH Services. AH will provide or arrange for the following services for UCI and each of the UCI Affiliates.
          (a) AH Legal Services. AH will provide to UCI and the UCI Affiliates the legal services described on Exhibit C attached to and made a part of this Agreement and as amended by the parties in writing from time to time (the “AH Legal Services”).
          (1) UCI and each of the UCI Affiliates hereby confirm, individually and not jointly, their individual requests that AH’s legal team, consisting of AH’s own attorneys and attorneys that may be retained by AH (“AH Legal Team”), provide AH Legal Services to UCI and/or the UCI Affiliates.
          (2) UCI and each of the UCI Affiliates understand and acknowledge that the representation of the UCI and the UCI Affiliates by the AH Legal Team may result in an actual or potential conflict of interest. UCI and each of the UCI Affiliates hereby unequivocally waive any such conflict and agree and consent to the AH Legal Team providing AH Legal Services to UCI and/or the UCI Affiliates as more fully set forth in Exhibit C.
          (b) AH Financial, Accounting and Other Services. AH will provide to UCI and the UCI Affiliates the financial, accounting, administrative, human resources, procurement, IT, accounting and managerial services set forth on Exhibit C (collectively, the “AH Other

Services”).
          (c) AH Shared Facilities. AH will provide to UCI and/or the UCI Affiliates the use of space in AH facilities as set forth on Exhibit C, along with the property services (including without limitation, property maintenance, heating, air conditioning, utilities and insurance) (collectively, the “AH Shared Facilities”); provided that UCI shall at all times comply with the health and safety policies of AH or the AH Affiliate providing AH Shared Facilities.
          (d) Additional Services. UCI and/or the UCI Affiliates may request an additional service by providing AH with reasonable written notice. The parties shall negotiate in good faith for the provision of such additional service. If the parties reach agreement regarding the terms on which such service will be provided, Exhibit C shall be amended by adding such additional service.
          (e) Termination of Services. UCI and/or the UCI Affiliates may discontinue a particular Service, or part of a Service, by giving AH reasonable written notice. UCI and/or the UCI Affiliates will not be obliged to pay any further costs or expenses in respect of any such discontinued Service or part of a Service.
          (f) Change in the Scope of Services. The occurrence of (i) any event or transaction which significantly increases or decreases the size and/or nature of the operations of UCI or any of the UCI Affiliates in a manner that affects the scope, manner, nature or quantity of the AH Services or (ii) any change in any local, state or federal laws, rules or regulations that affects the scope, manner, nature or quantity of the AH Services shall be considered a change in the scope of services, and UCI and AH shall promptly meet to negotiate and execute an equitable adjustment to the terms of this Agreement. Until the adjustment of terms in connection with such change is agreed upon by the parties in writing, AH has no obligation to provide any AH

Services beyond the scope of services that was in effect under this Agreement prior to any change of the type described in either clause 1.3(a) of this Section 1.3.
          (g) AH Personnel. AH shall provide the personnel required and appropriate to render the AH Services in accordance with the provisions of this Agreement. All personnel provided by AH pursuant to this Agreement shall be AH’s employees, contractors or agents, and in no event shall such personnel be deemed employees or agents of UCI or the UCI Affiliates.
     AH may provide AH Services using AH’s permanent employees, contract employees or vendor employees as AH shall deem appropriate for the AH Services being performed. AH shall provide all employee benefits and compensation to its employees, and UCI and the UCI Affiliates shall bear no costs or expenses for said employees except for the fees and payments set forth in this Agreement.
          (h) Standard of Care. AH shall perform, or cause to be performed, the AH Services with the degree of care, skill and diligence with which it performs, or causes to be performed, such services for itself or otherwise with reasonable skill and care, and in all events in compliance with applicable law.
          (i) Affiliate Obligations. UCI and each of the UCI Affiliates agree to, and to cause its employees to, provide AH and its representatives with all materials, data and information and all other support and cooperation as are reasonably required for AH to fulfill its obligations hereunder.
II. SERVICE FEES AND PAYMENT
     2.1 Fees. UCI, AH and the Affiliates agree that in accordance with the terms set out below, (a) each of UCI and the UCI Affiliates providing Services shall invoice AH and the applicable AH Affiliates receiving Services, and AH and the applicable AH Affiliates shall pay the fees in accordance with the methodology set forth in Exhibit D attached to and made a part of this Agreement and as amended by the parties in writing from time to time (the “UCI Service Fees”), and (b) each of AH and the AH Affiliates providing Services shall invoice UCI and the applicable UCI Affiliates receiving Services, and UCI and the applicable UCI Affiliates shall pay the fees in accordance with the methodology set forth in Exhibit D (the “AH Service Fees”, and together with the UCI Service Fees, the “Service Fees”). Service Fees shall include, without limitation, the fees paid to any third party providing any of the Services, as well as other expenses actually incurred by UCI or AH, as the case may be, in providing the Services.
     2.2 Invoices. Payment or reimbursement by the UCI, AH or the Affiliates is due under the terms of this Agreement for (1) the initial period commencing as of the date on which the Services commence and continuing until the end of the relevant calendar quarter; and (2) each subsequent calendar quarter thereafter during the Term (each, a “Billing Period”), and, (a) each of UCI and the UCI Affiliates performing UCI Services shall send to AH and the applicable AH Affiliates receiving such UCI Services an invoice for the UCI Services rendered or expenses incurred during the Billing Period, and (b) each of AH and the AH Affiliates performing AH Services shall send to UCI and the applicable UCI Affiliates receiving AH Services an invoice for AH Services rendered or expenses incurred during the Billing Period. All amounts invoiced shall be payable within sixty (60) days after the end of the Billing Period for which such amount is due. UCI and AH shall cause the Affiliates to prepare, maintain and make available upon reasonable request, reasonably detailed information, materials and records regarding the computation of the Service Fees.
     2.3 Set-off. The parties may agree to set-off payments due under this Agreement.
     2.4 Disputed Charges. If any of UCI, AH or any of the Affiliates fails to pay the amount payable within the sixty (60) day period, and UCI, AH or the applicable Affiliate, as the case may be, provides written notice of such failure to pay to the non-paying party, then if such failure to pay is not remedied within fifteen (15) days following such written notice, UCI or AH, as the case may be, shall have the right, but not the obligation, to discontinue providing the Services to the other party or its Affiliates and shall be relieved of any further obligation to provide the Services until such failure to pay is cured; provided that if within the fifteen (15) day period, the applicable Affiliate (i) gives UCI or AH, as the case may be, written notice of a good faith dispute with respect to any amount due, (ii) describes the dispute in reasonable detail, and (iii) pays all undisputed amounts then due, the Affiliate shall not be considered in default of such disputed amount.
     2.5 Annual Review of Service Fees. On or about each anniversary of the Effective Date, the parties will meet to assess the appropriateness of the methodology for the calculation of the Services Fees as set out in Exhibit D, as amended by the parties in writing from time to time.
     2.6 Changes to Services Fees and Invoicing. Notwithstanding clause 2.5 above or any other provision of this Agreement, the parties may agree at any time to amend:
          (a) the methodology for the calculation of the Service Fees; or
          (b) the invoicing terms including any changes to the Billing Period.
III. REPRESENTATIONS AND WARRANTIES.
     3.1 UCI Authorization. UCI represents and warrants to AH and the AH Affiliates that:
          (a) UCI has full power and authority to enter into this Agreement and to perform the UCI Services. UCI, by all requisite action (whether corporate or otherwise), has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and no other proceedings, corporate or otherwise, on the part of UCI are necessary to authorize this Agreement, which, when executed, will constitute the valid and binding agreement of UCI, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of (i) its organizational documents, (ii) any provisions of any contract or other instrument to which UCI is a party or by which it, or its businesses, assets or properties may be affected or secured, (iii) any order, writ, injunction or decree applicable to UCI, or (iv) any statute, rule or regulation.
     3.2 AH Authorization. AH represents and warrants to UCI and the UCI Affiliates that:
          (a) AH has full power and authority to enter into this Agreement and to perform the AH Services. AH, by all requisite action (whether corporate or otherwise), has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and no other proceedings, corporate or otherwise, on the part of AH are necessary to authorize this Agreement, which, when executed, will constitute the valid and binding agreement of AH, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of (i) its organizational documents, (ii) any provisions of any contract or other instrument to which AH is a party or by which it, or its businesses, assets or properties may be affected or secured, (iii) any order, writ, injunction or decree applicable to AH, or (iv) any statute, rule or regulation.
     3.3 Consents. Each party represents with respect to itself that no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or other third party, domestic or foreign, is required by or with respect to it in connection with its execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby; provided that to the extent that any such consent, approval, order, authorization, registration, declaration or filing becomes necessary in connection with the provision or performance of a Service by one of the parties, provision or performance of the affected Service is suspended until such consent, approval, order, authorization, registration, declaration or filing is obtained or made and the parties agree to use commercially reasonable efforts to (a) obtain or make such consent, approval, order, authorization, registration, declaration or filing in a timely manner, and (b) provide a mutually acceptable alternative solution for the time of suspension.
IV. TERM & TERMINATION
     4.1 Term. This Agreement will commence on the Effective Date and remain in effect for an initial term of one (1) year (the “Initial Term”) and shall automatically renew for additional one (1) year terms (each, a “Renewal Term” and, together with the Initial Term, the “Term”), unless either party gives written notice to the other party of non-renewal no later than ninety (90) days prior to the end of the Initial Term or Renewal Term, as applicable.
     4.2 Termination Without Cause — For Convenience. Either party may terminate this Agreement without cause upon one hundred twenty (120) days’ advance written notice to the other party.
     4.3 Termination for Breach. In the event that a party commits a material breach of this Agreement, the other party may immediately terminate this Agreement if such breach is not cured within thirty (30) days after notice of such breach is duly given by the non-breaching party to the breaching party.
     4.4 Termination of Affiliation. (a) In the event that UCI and AH cease to be under common control, AH and UCI shall promptly convene to negotiate the termination of this Agreement; provided that such termination shall provide for a reasonable transition period and be subject to mutually acceptable terms and conditions; and (b) in the event that any Affiliate ceases to be under common control with AH or UCI, AH and UCI shall promptly convene to negotiate the termination of the affected Services with respect to the relevant Affiliate.
     4.5 Effect of Termination/Termination Not Exclusive Remedy. There shall be no obligation whatsoever on the part of the parties after termination or expiration of this Agreement except as specifically provided in this Section 4.4 or in Section 9.15. Each party shall, and shall cause the applicable Affiliate to, pay the Services Fee in accordance with the methodology set forth under Section 2 and Exhibit D below and related to all Services received by it or its Affiliate prior to and including the effective date of termination or expiration of this Agreement. Notwithstanding the foregoing, nothing contained in this Section 4.4 shall relieve any party from liability for any breach of this Agreement. The exercise by any party of any right of termination under this Section 4 shall not constitute a waiver of any other rights or remedies available to such party for breach of this Agreement under this Agreement or under applicable law or in equity. Each remedy specifically provided under this Agreement is non-exclusive and shall be taken and construed as cumulative and in addition to any other remedy provided herein or by law.
V. CONFIDENTIAL INFORMATION; DATA OWNERSHIP; PRIVILEGES
     5.1 Confidential Information; Description. Each party agrees that during and after the Term it will, and will ensure that its officers, directors, managers, partners, members, employees, attorneys, agents, representatives and Affiliates and their respective officers, directors, managers, partners, members, employees, attorneys, agents, representatives will, hold in confidence and not use or disclose to a third party, the following confidential information of another party (collectively, “Confidential Information”): (a) this Agreement; (b) privileged and work product information; (c) any Services or advice provided under this Agreement; and (d) each party’s patent, copyright, trademark, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to current and future proposed products and services of each of the parties, including, without limitation, their respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising, and marketing plans and information, business methods, records, prospects, customers, assets or liabilities in whatever form provided and whatever manner communicated. UCI and AH shall, and shall cause their respective Affiliates to, use the same care in protecting the other party’s and its Affiliates’ Confidential Information as it uses to protect its own Confidential Information. The following shall not be considered Confidential Information: (a) information that is in the public domain other than by reason of a breach of this Agreement; (b) information that was in the rightful possession of the recipient party at or prior to the time of disclosure, and which had not previously been obtained under an obligation of confidence; or (c) information obtained by the recipient party in good faith from a third party entitled to disclose it.
     5.2 Uses and Disclosures of Confidential Information. Each party may use and disclose, as applicable, Confidential Information: (a) as reasonably required in fulfillment of this Agreement; (b) to the employees, professional advisors, attorneys, consultants, authorized representatives and contractors of such party to the extent that disclosure is necessary to perform such party’s obligations hereunder and such parties agree to be bound by this Agreement; and/or (c) as required by law. Should any party receive a request, subpoena or service of process from a third party for Confidential Information of another party, the party receiving such request shall promptly notify the party owning such Confidential Information. The purpose of such notice is to permit the owning party to take reasonable measures to protect the confidentiality of such information, including seeking judicial relief to prevent such disclosure.

     5.3 Ownership of Data. The parties acknowledge and agree that all information materials, Confidential Information and data provided by UCI, AH or an Affiliate hereunder shall be and remain the sole property of the party disclosing such information, materials, Confidential Information and data. During the Term, each of UCI, AH and the Affiliates grants to the receiving party a limited license to use the information, materials, Confidential Information and data necessary to provide the Services. Upon termination of this Agreement, the receiving party shall return or destroy all information, materials, Confidential Information and data in its possession and shall retain, except for one copy which it will retain for regulatory and archiving purposes, no copies of such information, materials, Confidential Information and data.
     5.4 Privileges. The parties acknowledge and agree that in connection with the performance of UCI Legal Services or AH Legal Services, UCI, AH, each Affiliate and their respective personnel may disclose to legal counsel provided by UCI or AH and the UCI Legal Team or the AH Legal Team, as the case may be, information that is subject to the attorney client, attorney work product or other related privileges. Each of UCI and AH agrees to keep this information confidential and not disclose to third parties without the consent of the other party and/or its applicable Affiliate to the fullest extent permitted or required by law.
VI. RECORDS RETENTION
     6.1 General. During the Term of this Agreement and for not less than five (5) years thereafter, each party shall retain adequate books and records of all transactions arising under this Agreement, maintained in accordance with generally accepted standards of recordkeeping.
     6.2 Inspections. One time a year during the Term and once upon termination of this Agreement and during ordinary business hours and with at least seventy-two (72) hours’ notice to the other party, a representative of the UCI or AH may, at its own cost and expense, inspect all documents, records, reports, books, files, procedures and other materials related to this

Agreement.
VII. COMPLIANCE WITH LAWS AND REGULATIONS
     7.1 Compliance with Laws. Each of UCI and AH shall perform its duties and responsibilities hereunder in compliance with all applicable federal, state and local laws and regulations (collectively, “Applicable Laws and Regulations”).
     7.2 Commercial Reasonableness. The parties acknowledge and agree that the compensation terms of this Agreement are set at fair market value, are commercially reasonable, have been negotiated in an arms-length transaction.
VIII. INDEMNIFICATION AND HOLD HARMLESS.
     8.1 UCI agrees to defend, indemnify and hold harmless AH and the AH Affiliates and their respective employees, officers, directors, agents and shareholders (collectively, “AH Indemnified Parties”), from and against any and all losses, claims, damages, expenses or liabilities, including reasonable attorneys’ fees (collectively, “AH Losses”) suffered or incurred by AH Indemnified Parties, resulting from or in any way connected with (i) UCI’s or a UCI Affiliate’s breach of any terms or provisions of this Agreement; or (ii) UCI’s or a UCI Affiliate’s negligence or willful misconduct.
     8.2 AH agrees to defend, indemnify and hold harmless UCI and the UCI Affiliates and their respective employees, officers, directors, agents and shareholders (collectively, “UCI Indemnified Parties”), from and against any and all losses, claims, damages, expenses or liabilities, including reasonable attorneys’ fees (collectively, “UCI Losses”) suffered or incurred by UCI Indemnified Parties, resulting from or in any way connected with (i) AH’s or an AH Affiliate’s breach of any terms or provisions of this Agreement; or (ii) AH’s or an AH Affiliate’s negligence or willful misconduct.

     8.3 Notwithstanding any other provision of this Agreement, in no event shall a party’s liability under this Agreement in any 12 month period exceed the total fees payable by the other party and its Affiliates under this Agreement in that 12 month period.
IX. MISCELLANEOUS PROVISIONS
     9.1 Communication. UCI and AH shall each appoint one representative (the “Representative”) as the primary contact point to facilitate communication between the parties, who shall ensure an open line of communication. In connection with this Agreement, each party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement. Each Representative shall serve as a liaison for communications and the exchange of materials, as applicable.
     9.2 Independent Contractor. UCI, on one hand, and AH, on the other hand, are independent contractors. Nothing in this Agreement shall create an employment, partnership, joint venture, or any other relationship between the parties. Neither party shall be considered the agent or attorney in fact of the other party and shall not be acting in a fiduciary capacity with respect to the other party. Neither party shall have the right to employ or contract with any person or entity for or on behalf of the other party. By entering into this Agreement, neither party to this Agreement is, in any way, assuming any liabilities, debts or obligations of the other party, whether now existing or hereafter created.
     9.3 No Waiver. A party to this Agreement may decide not to require, or fail to require, full or timely performance of any obligation arising under this Agreement. The decision not to require, or failure of a party to require, full or timely performance of any obligation arising under this Agreement (whether on a single occasion or on multiple occasions) shall not be deemed a waiver of any such obligation. No such decisions or failures shall give rise to any claim of estoppel, laches, course of dealing, amendment of this Agreement by course of dealing, or other defense of any nature to any obligation arising hereunder.
     9.4 Notices. Any and all notices or other communications necessary or desirable to be served hereunder shall be in writing and shall be delivered personally, sent by certified mail or overnight delivery service to the intended recipient at the address for such intended recipient set forth below, or sent by electronic means to the email address or fax number for such intended recipient. Any notice sent by mail as provided above shall be deemed delivered on the second (2nd) business day next following the postmark date which it bears. Any notice sent by electronic means or hand delivery as provided above shall be deemed delivered when sent. Any notice sent by a nationally recognized overnight carrier shall be deemed delivered on the next business day next following the postmarked date which it bears.

To AH:	Autoparts Holding Limited
Level 9, 148 Quay Street
Auckland, 1140 New Zealand
Attn: Helen Golding

To UCI:	UCI International, Inc.
United Components
14601 Highway 41 North
Evansville, IN 47725 USA
Attn: Keith Zar
     9.5 No Special or Consequential Damages. Neither party shall be entitled to recover special, consequential, exemplary or punitive damages from the other party, and each party hereby waives any claim or right to special, consequential, exemplary or punitive damages hereunder, even if caused by the active, passive, sole, joint, concurrent or comparative negligence, strict liability, or other fault of any party.

     9.6 Headings. Article and Section headings are for convenience of reference only and shall not be used to construe the meaning of any provision of this Agreement.
     9.7 Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile signature, each of which shall be an original and all of which shall together constitute one agreement.
     9.8 Construction. This Agreement and all the provisions of this Agreement, shall be deemed drafted by each of the parties hereto, and shall not be construed against either party on the basis of that party’s role in drafting this Agreement.
     9.9 Successors and Assigns. Except as expressly provided herein, this Agreement may not be assigned by any party hereto without the prior written consent of the other party and any attempted assignment or delegation without such consent shall be void and of no effect. This Agreement shall be binding upon and shall insure to the benefit of the parties and their respective successors and permitted assigns.
     9.10 Third Party Beneficiaries. Nothing in this Agreement shall provide any benefit to any person or entity other than the parties, the AH Indemnified Parties, the UCI Indemnified Parties and the Affiliates hereto and their respective successors and permitted assigns, any rights, benefits or remedies under or by reason of this Agreement.
     9.11 Unenforceability. Should any part of this Agreement be determined to be legally invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portions.
     9.12 Governing Law and Venue. This Agreement shall be construed in accordance with the internal substantive laws of the State of Illinois, without regard to conflict of laws principles. The parties agree that any claim brought by any party against another party or any of its members or their respective affiliates or their respective employees, independent contractors or agents must be maintained only in the state or federal courts sitting in Chicago, Illinois.
     9.13 Amendment; Binding Effect. This Agreement may not be modified except in writing executed by both parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     9.14 Entire Agreement. This Agreement together with the Exhibits hereto constitutes the entire agreement of the parties hereto and supersedes all prior agreements and representations with respect to the subject matter hereof
     9.15 Survival. Any covenants intended to be performed subsequent to the termination of this Agreement, along with any representations and warranties made herein, including, without limitation, the provisions of Sections 2.2, 2.3, 4.5, 9.2, 9.3, 9.4, 9.5 — 9.16 and Articles II, V, VI, VII, VIII and shall survive termination of this Agreement.
     9.16 Affiliates. Each party agrees and acknowledges to cause its respective Affiliates to comply with and satisfy all representations, warranties, covenants and agreements made by it hereunder as if such representations, warranties, covenants and agreements had been made by its Affiliates.
     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

UCI INTERNATIONAL, INC.
By:	/s/ Helen Golding
Its:	Vice President

AUTOPARTS HOLDINGS LIMITED
By:	/s/ MT Dunkley
Its:	Authorized Representative

Exhibit A
Affiliates
1.	UCI Affiliates
a.	Airtex (Tianjin) Auto Parts, Inc. (China)

b.	Champion International Automotive Parts (Suzhou) Co., Ltd. (China)

c.	UCI (Shanghai) Trading Company Limited (China)

d.	ASC (Beijing) Consulting Co., Ltd. (China)

e.	ASC (Tianjin) Auto Parts Inc. (China)

f.	ASC (Tianjin) Water Pump Company Ltd. (China)

g.	Eurosofiltra SARL (France)

h.	Airtex Tianjin Auto Parts Holding Company Limited (Hong Kong)

i.	Champion International Automotive Holding Co. (Hong Kong)

j.	Airtex Tianjin Autoparts Holding Company Limited (Hong Kong)

k.	ASC (Beijing) Consulting (Holdings) Company Limited (Hong Kong)

l.	UCI (Hong Kong) Holding Company Limited (Hong Kong)

m.	Talleres Mecanicos Montserrat, S.A. de C.V. (Mexico)

n.	Wells Manufacturera de Mexico, S.A. de C.V. (Mexico)

o.	Filtros Champion Laboratories, S. de R.L. de C.V. (Mexico)

p.	Filtros Champion Sales de Mexico S. de R.L. de C.V. (Mexico)

q.	UCI Holdings (No.2) Limited (New Zealand)

r.	UCI Holdings (No.1) Limited (New Zealand)

s.	UCI Holdings Limited (New Zealand)

t.	Airtex Products S.A. (Spain)

u.	United Components, Inc. (USA)

v.	UCI Investments, L.L.C. (USA)

w.	UCI-Airtex Holdings Inc. (USA)

x.	UCI-Wells Holdings, L.L.C. (USA)

y.	Champion Laboratories, Inc. (USA)

z.	Wells Manufacturing L.P. (USA)

aa.	Airtex Products, LP (USA)

bb.	Airtex Industries, LLC (USA

cc.	Wells Mexico Holdings Corp. (USA)

dd.	ASC Holdco, Inc. (USA)

ee.	ASC Industries, Inc. (USA)

ff.	ASC International Incorporated (USA)

gg.	UCI Acquisition Holdings (No.1) Corp. (USA)

hh.	UCI Acquisition Holdings (No.2) Corp. (USA)

ii.	UCI Acquisition Holdings (No.3) Corp. (USA)

jj.	Fuel Filter Technologies, Inc. (USA)

kk.	UCI Pennsylvania, Inc. (fka Neapco, Inc.) (USA)

ll.	Champion Laboratories (Europe) Limited (UK)

mm.	Eurofilter ECS Limited (UK)

nn.	Eurofilter (Air Filters) Limited (UK)
2.	AH Affiliates
a.	Holt Lloyd Australasia Pty Limited (Australia)

b.	FRAM Group (Canada) Inc. (Canada)

c.	Holt Lloyd S.r.l. (Italy)

d.	Musashi Holt Co., Ltd. (Japan)

e.	Nippon Kigyo KK (Japan)

f.	Autoparts Holdings (Luxembourg) S.à r.l. (Luxembourg)

g.	Autoparts Holdings (Luxembourg) I S.à r.l. (Luxembourg)

h.	FRAM Group Holdings México, S.A. de C.V. (Mexico)

i.	FRAM Group Operations Mexicali, S.A. de C.V. (Mexico)

j.	FRAM Group Operations Mexico City, S.A. de C.V. (Mexico)

k.	FRAM Group Services México, S.A. de C.V. (Mexico)

l.	Holt Lloyd B.V. (Netherlands)

m.	Autoparts Holdings (No. 1) Limited (NZ)

n.	Autoparts Holdings (No. 2) Limited (NZ)

o.	Holt Lloyd Limited (NZ)

p.	Holt Lloyd Holdings Limited (NZ)

q.	Holt Lloyd & Raposo LDA (Portugal)

r.	FRAM Group (Singapore) Pte. Ltd (Singapore)

s.	Holts (Proprietary) Limited (South Africa)

t.	Holt Holdings (UK) Limited (UK)

a.	Holt Lloyd Group Limited (UK)

b.	Holt Lloyd Services (UK) Limited (UK)

c.	Holt Lloyd Holdings Limited (UK)

d.	Holt Products Limited (UK)

e.	Holt Lloyd International Limited (UK)

f.	Holt Lloyd Limited (UK)

g.	Entred 9 Limited (UK)

h.	Redex Limited (UK)

i.	Holt Lloyd CDM Limited (UK)

u.	FRAM Group Holdings Inc. (USA)

v.	FRAM Group IP LLC (USA)

w.	Prestone Products Corporation (USA)

x.	Alslip Packaging, Inc. (USA)

y.	FRAM Group Operations LLC (USA)

z.	Prestone Holdings Inc. (USA)

aa.	Autolite Operations LLC (USA)

Exhibit B
UCI Services
1.	UCI Legal Services.
a.	UCI will provide, directly through its General Counsel, or in-house legal staff, or indirectly through UCI’s outside counsel, the following Legal Services (as agreed to by the parties from time-to-time):
i.	Counseling on all types of legal issues, including but not limited to, corporate, commercial, employment, ERISA, intellectual property and litigation matters.

ii.	Provide all necessary Legal Services to AH Affiliates, including the retention of outside counsel, consultants and experts.
b.	AH and each AH Affiliate agree to retain and consent to the retention of UCI’s General Counsel and outside counsel (UCI Legal Team) designated by UCI’s general counsel as AH’s and each AH Affiliate’s attorney. AH and each Affiliate waive any actual or potential conflict of interest that exists on the effective date of the Agreement or arises thereafter with respect to the Legal Services provided directly or indirectly under the Agreement. UCI represents that it is currently unaware of any material conflicts of interest posed by provision of Legal Services except as set forth in this Exhibit B. With respect to this Exhibit B, AH and the AH Affiliates knowingly and voluntarily waive any actual, potential or future conflicts of interest posed or potentially posed by the provision of the Legal Services.

c.	UCI and the UCI Legal Team shall preserve all Confidential Information and privileged information, data and materials of AH and the AH Affiliates to the fullest extent permitted by law.

d.	UCI will, to the extent possible, segregate and screen AH and AH Affiliate legal matters to fully preserve all attorney-client and work product privileges.

e.	In the event a conflict of interest arises, UCI’s General Counsel shall submit the conflict to independent outside counsel to determine if it can be waived. If it cannot be waived, the matter or representation shall be assigned to independent outside counsel and the fees and expenses arising from the matter shall be for AH’s or the applicable AH Affiliate’s account. Such conflict shall not disqualify UCI from otherwise providing Legal Services under this Agreement.
2.	UCI Other Services.
a.	UCI will provide certain Other Services including:
i.	directly through its corporate head office staff, executive management, procurement management, finance, IT management, human resources management, non-plant operational staff, sales and marketing services, and integration services; and

ii.	directly through staff in its filtration business, services relating to the filtration business including filtration executive management, sales and marketing, research and development, finance, human resources, procurement, operational non-plant staff functions and integration services;

iii.	information technology infrastructure and data centre services to be agreed by the parties from time to time.
3.	UCI Shared Facilities

UCI will provide certain UCI Shared Facilities to be agreed by the parties in writing from time to time.

Exhibit C
          AH Services
1.	AH Legal Services.
a.	AH will provide, directly through its General Counsel, or in-house legal staff, or indirectly through AH’s outside counsel, the following Legal Services (as agreed to by the parties from time-to-time):
i.	Counseling on all types of legal issues, including but not limited to, corporate, commercial, employment, ERISA, intellectual property and litigation matters

ii.	Provide all necessary Legal Services to UCI Affiliates, including the retention of outside counsel, consultants and experts.
b.	UCI and each UCI Affiliate agree to retain and consent to the retention of AH’s General Counsel and outside counsel (AH Legal Team) designated by AH’s general counsel as UCI’s and each UCI Affiliate’s attorney. UCI and each Affiliate waive any actual or potential conflict of interest that exists on the effective date of the Agreement or arises thereafter with respect to the Legal Services provided directly or indirectly under the Agreement. AH represents that it is currently unaware of any material conflicts of interest posed by provision of Legal Services except as set forth in this Exhibit C. With respect to this Exhibit C, UCI and the UCI Affiliates knowingly and voluntarily waive any actual, potential or future conflicts of interest posed or potentially posed by the provision of the Legal Services.

c.	AH and the AH Legal Team shall preserve all Confidential Information and privileged information, data and materials of UCI and the UCI Affiliates to the fullest extent permitted by law.

d.	AH will, to the extent possible, segregate and screen UCI and UCI Affiliate legal matters to fully preserve all attorney-client and work product privileges.

e.	In the event a conflict of interest arises, AH’s General Counsel shall submit the conflict to independent outside counsel to determine if it can be waived. If it cannot be waived, the matter or representation shall be assigned to independent outside counsel and the fees and expenses arising from the matter shall be for UCI’s or the applicable UCI Affiliate’s account. Such conflict shall not disqualify AH from otherwise providing Legal Services under this Agreement.
2.	AH Other Services.
AH will provide certain Other Services including:
i.	directly through its corporate head office staff, executive management, procurement management, finance, IT management, human resource management, non-plant operational staff functions, sales and marketing services, and integration services; and

ii.	directly through staff in its filtration business, services relating to the filtration business including filtration executive management, sales and marketing, research and development, finance, human resources, procurement, operational non-plant staff functions and integration services; and

iii.	information technology infrastructure and data centre services to be agreed by the parties from time to time.
3.	AH Shared Facilities

AH will provide certain AH Shared Facilities to be agreed by the parties in writing from time to time.

Exhibit D
Services Fees
1.	UCI Service Fees
     Legal Services

Description of Service	Methodology for calculation of Service Fee
Legal services (through General Counsel and other legal personnel as designated from time to time)	Actual cost of executive (salary, bonus, and benefits) plus corporate staff (if any) plus related departmental general and administrative costs to be allocated between UCI and AH based on the relative sales achieved in the calendar quarter immediately prior to the relevant Billing Period of (a) UCI and Affiliates and (b) AH and Affiliates
a.	Other Services

Description of Service	Methodology for calculation of Service Fee
Corporate executive management services (through CEO and CFO)	Actual cost of executive (salary and bonus) plus a value for benefits expressed as a fixed percentage of base pay plus corporate staff (if any) plus related departmental general and administrative costs to be allocated between UCI and AH based on the relative sales achieved in the calendar quarter immediately prior to the relevant Billing Period of (a) UCI and Affiliates and (b) AH and Affiliates

Corporate human resources management (through VP HR)	Actual cost of executive (salary and bonus) plus a value for benefits expressed as a fixed percentage of base pay plus corporate staff (if any) plus related departmental general and administrative costs to be allocated between UCI and AH based on the relative sales achieved in the calendar quarter immediately prior to the relevant Billing Period of (a) UCI and Affiliates and (b) AH and Affiliates

Corporate procurement management services (through VP Procurement)	Actual cost of executive (salary and bonus) plus a value for benefits expressed as a fixed percentage of base pay plus corporate staff (if any) plus related departmental general and administrative costs to be allocated between UCI and AH based on the relative sales achieved in the calendar quarter immediately prior to the relevant Billing Period of (a) UCI and Affiliates and (b) AH and Affiliates

Corporate finance services (through Treasury/Risk Management Director, Director of Tax, Director of Internal Auditor and other personnel as designated from time to time)	Actual cost of employees (salary and bonus) plus a value for benefits expressed as a fixed percentage of base pay plus corporate staff (if any) plus related departmental general and administrative costs to be allocated between UCI and AH based on the relative sales achieved in the calendar quarter immediately prior to the relevant Billing Period of (a) UCI and Affiliates and (b) AH and Affiliates

Corporate IT management services (through VP IT Services)	Actual cost of executive (salary and bonus) plus a value for benefits expressed as a fixed percentage of base pay plus corporate staff (if any) plus related departmental general and administrative costs to be allocated between UCI and AH based on the relative sales achieved in the calendar quarter immediately prior to the relevant Billing Period of (a) UCI and Affiliates and (b) AH and Affiliates

Corporate sales and marketing services	Actual cost of executive (salary and bonus) plus a value for benefits expressed as a fixed percentage of base pay plus corporate staff (if any) plus related departmental general and administrative costs to be allocated between UCI and AH based on the relative sales achieved in the calendar quarter immediately prior to the relevant Billing Period of (a) UCI and Affiliates and (b) AH and Affiliates

Integration services	Actual cost of executive (salary and bonus) plus a value for benefits expressed as a fixed percentage of base pay plus corporate staff (if any) plus related departmental general and administrative costs to be allocated between UCI and AH based on the relative sales achieved in the calendar quarter immediately prior to the relevant Billing Period of (a) UCI and Affiliates and (b) AH and Affiliates

Operations Non-Plant Staff Functions	Actual cost of executive (salary and bonus) plus a value for benefits expressed as a fixed percentage of base pay plus corporate staff (if any) plus related departmental general and administrative costs to be allocated between UCI and AH based on the relative sales achieved in the calendar quarter immediately prior to the relevant Billing Period of (a) UCI and Affiliates and (b) AH and Affiliates

Filtration — entire function of:
— sales;
— research and development;
— finance
— human resources;
— procurement;
— Operations Non-Plant Staff Functions (VP Filtration Operations, Filtration EHS, Filtration Logistics, etc); and
— integration team.
Actual department cost of shared filtration department to be allocated between Champ and FRAM based on relative sales achieved in the calendar quarter immediately prior to the relevant Billing Period of (a) Champ and (b) FRAM

b.	Shared Facilities

Description of facility	Methodology for calculation of fee for use of facility
UCI Shared Facilities to be agreed by the parties in writing from time to time.	UCI Shared Facility costs to be allocated pro rata to AH or any Affiliate occupying the shared facility based on the relative square footage of the facility used by AH or the Affiliate (as appropriate). For leased facilities, the UCI Shared Facility costs include the actual cost of rent plus the actual facility related expenses (such as utilities, service charges, property taxes). In the case of a shared facility owned by UCI or an Affiliate, the costs will include a market rate of rent plus the actual facility related expenses (such as utilities, service charges and property taxes).

AH Service Fees
a.	Legal Services

Description of Service	Methodology for calculation of Service Fee
Legal services (through legal personnel as designated from time to time)	Actual cost of executive (salary and bonus) plus a value for benefits expressed as a fixed percentage of base pay plus corporate staff (if any) plus related departmental general and administrative costs to be allocated between UCI and AH based on the relative sales achieved in the calendar quarter immediately prior to the relevant Billing Period of (a) UCI and Affiliates and (b) AH and Affiliates
b.	Other Services

Description of Service	Methodology for calculation of Service Fee
Corporate executive management services (through CEO and CFO)	Actual cost of executive (salary and bonus) plus a value for benefits expressed as a fixed percentage of base pay plus corporate staff (if any) plus related departmental general and administrative costs to be allocated between UCI and AH based on the relative sales achieved in the calendar quarter immediately prior to the relevant Billing Period of (a) UCI and Affiliates and (b) AH and Affiliates

Corporate human resources management (through VP HR)	Actual cost of executive (salary and bonus) plus a value for benefits expressed as a fixed percentage of base pay plus corporate staff (if any) plus related departmental general and administrative costs to be allocated between UCI and AH based on the relative sales achieved in the calendar quarter immediately prior to the relevant Billing Period of (a) UCI and Affiliates and (b) AH and Affiliates

Corporate procurement management services (through the VP Procurement)	Actual cost of executive (salary and bonus) plus a value for benefits expressed as a fixed percentage of base pay plus corporate staff (if any) plus related departmental general and administrative costs to be allocated between UCI and AH based on the relative sales achieved in the calendar quarter immediately prior to the relevant Billing Period of (a) UCI and Affiliates and (b) AH and Affiliates

Corporate finance services (through Treasury/Risk Management Director, Director of Tax, Director of Internal Auditor and other personnel as designated from time to time)	Actual cost of employees (salary and bonus) plus a value for benefits expressed as a fixed percentage of base pay plus corporate staff (if any) plus related departmental general and administrative costs to be allocated between UCI and AH based on the relative sales achieved in the calendar quarter immediately prior to the relevant Billing Period of (a) UCI and Affiliates and (b) AH and Affiliates

Corporate IT management services (through VP IT Services)	Actual cost of executive (salary and bonus) plus a value for benefits expressed as a fixed percentage of base pay plus corporate staff (if any) plus related departmental general and administrative costs to be allocated between UCI and AH based on the relative sales achieved in the calendar quarter immediately prior to the relevant Billing Period of (a) UCI and Affiliates and (b) AH and Affiliates

Corporate sales and marketing services	Actual cost of executive (salary and bonus) plus a value for benefits expressed as a fixed percentage of base pay plus corporate staff (if any) plus related departmental general and administrative costs to be allocated between UCI and AH based on the relative sales achieved in the calendar quarter immediately prior to the relevant Billing Period of (a) UCI and Affiliates and (b) AH and Affiliates

Integration services	Actual cost of executive (salary and bonus) plus a value for benefits expressed as a fixed percentage of base pay plus corporate staff (if any) plus related departmental general and administrative costs to be allocated between UCI and AH based on the relative sales achieved in the calendar quarter immediately prior to the relevant Billing Period of (a) UCI and Affiliates and (b) AH and Affiliates

Operations Non-Plant Staff Functions	Actual cost of executive (salary and bonus) plus a value for benefits expressed as a fixed percentage of base pay plus corporate staff (if any) plus related departmental general and administrative costs to be allocated between UCI and AH based on the relative sales achieved in the calendar quarter immediately prior to the relevant Billing Period of (a) UCI and Affiliates and (b) AH and Affiliates

Filtration — entire function of:
— sales;
— research and development;
— finance
— human resources;
— procurement;
— Operations Non-Plant Staff Functions (VP Filtration Operations, Filtration EHS, Filtration Logistics, etc); and
— integration team.
Actual department cost of shared filtration department to be allocated between Champ and FRAM based on relative sales achieved in the calendar quarter immediately prior to the relevant Billing Period of (a) Champ and (b) FRAM

c.	Shared Facilities

Description of facility	Methodology for calculation of fee for use of facility
AH Shared Facilities to be agreed by the parties in writing from time to time.	AH Shared Facility costs to be allocated pro rata to UCI or any Affiliate occupying the shared facility based on the relative square footage of the facility used by UCI, or the Affiliate (as appropriate). For leased facilities, the AH Shared Facility costs include the actual cost of rent plus the actual facility related expenses (such as utilities, service charges, property taxes). In the case of a shared facility owned by AH or an Affiliate, the costs will include a market rate of rent plus the actual facility related expenses (such as utilities, service charges and property taxes).